This Distribution Agreement (this "Agreement") is effective as of June 5, 2015 (the "Effective Date") by and between International Production Impex Corporation., a California corporation with its principal offices at 117 West 9th Street, Los Angeles, California 90015 ("Distributor"), and Mr. Eddie Holman, an Individual with its principal offices at 7440 Broadway Street, Merrillville, In. 46410 USA ("Distributee"). The parties agree as follows:

1. Grant of Distributorship. Subject to the terms and conditions of this Agreement, Distributor grants Distributee the right to sell, distribute, convey and display its alcohol infused ice cream and popsicle products described on Exhibit A hereto (together with any accompanying documentation, the "Products"), only in the manner and for the purpose described in Exhibit A (the " Agreed Use"). This right to so distribute the Products is also revocable (if specified minimum orders and payments are not satisfied) and, in the event that Distributee is acquired, may not be transferred, assigned, or hypothecated to the acquiring entity. No rights or licenses in the Products are granted to Distributee other than those rights expressly granted in this Agreement.

2. Agreed Uses; Minimum Orders; Fulfillment. Distributee may display, convey, sell and distribute the Products for the Agreed Use only in the following countries and territories: Cuba, if and when trade with Cuba is permissible, Cayman Islands, Slovenia, Croatia and Serbia (the "Territories"), provided that Distributee shall purchase (a) a minimum of $125,000.00 of the Products from the Distributor by June 15, 2015, (b) a minim sum of an additional $ 150,000 .00 of the Products by October 31, 2015, (c) a minimum of an additional $150,000.00 of the Products by April 30, 2016 and (d) a minimum of $150,000.00 of the Products in each three-month period, commencing with the May1 through July 31period, in the second year and third year after the Effective Date. Each order shall be filled and shipped within sixty (60) days after receipt by Distributor of an order from Distributee.. Failure of Distributor to timely ship any order shall extend the time for Distributee's minimum purchases by the number of days Distributor is late in shipping. Payment for orders shall be made 80 percent (80%) upon placement of the order, and the balance when order is ready for shipment. For cost per product please see addendum attached. If needed with the placement of the first order Snobar agrees to warehouse inventory for the Distributee free of charge for 90 days.

3. Ownership. Distributee acknowledges and agrees that Distributor retains all title to and, all rights and interest in (i) the Products, all modifications, and improvements thereof (by whomever produced), and (ii) all copyright rights, patent rights, trade secret rights and all other intellectual property and proprietary rights anywhere in the world in the Products and the proprietary processes involved in creating and producing the Products. The right to display, convey, sell, and distribute the Products are hereby licensed to Distributee and is not sold. Distributee specifically acknowledges that Distributor is granting the license herein in consideration of its right to own any improvements, corrections, or modifications to the Products, and any derivative works thereof, made by or for Distributee. Accordingly, any modifications, corrections or improvements to any of the Products made by Distributee and its employees or consultants shall be works made for hire, shall be the sole property of Distributor, and shall be "Products" for all purposes hereunder. If Distributee or its employees, officers, directors, agents or consultant is nevertheless deemed to be the owner of any such works, it agrees to sign (and to cause its employees, officers, directors, agents and consultants to sign) such assignments as are to vest ownership of such works in Distributor. Distributee agrees to deliver copies of all improvements, corrections, and modifications, and whenever requested by Distributor.

4. Restrictions and Cooperation. Distributee agrees to cooperate with Distributor in connection with its efforts to protect its intellectual property rights and other legal rights in the Property. In addition, Distributee agrees to execute (or cause its employees, officers, directors, agents or consultants to execute) any applications, assignments, or other documents or perform any other acts reasonably requested by Distributor in order to assist Distributor in securing and protecting its ownership of works created by or for Distributee that are property of Distributor pursuant to Section 3 hereof. All reasonable cost associated and or incurred by the distributeeon behalf of executing such cooperation's, executions of applications, assignments and or other acts reasonable requested by the distributor, shall be borne by or reimbursed by the distributor.

5. Consideration. In addition, the rights granted herein are subject to Distributee's compliance with all of the covenants herein set forth, including without limitation the provisions of Section 3 and 4.

Signed: EH 6/18/2015

Confidential Information

6. Support and Maintenance. Distributor shall have no obligation to improve, modify or add to the Products except to the extent necessary to make them legal for sale in the Territories, and shall sell any modifications, improvements, additions, and updates to Distributee, all of which shall be "Products" for all purposes hereunder.

7. Indemnities. Distributee shall defend, indemnify and hold Distributor harmless from and against any and all damages, liabilities, costs and expenses (including, without limitation, attorneys' fees) ("Losses") arising out of Distributee's breach of its obligations under this Agreement. Similarly, Distributor shall defend, indemnify and hold harmless Distributee against any and all Losses by reason of the Products being defective (i.e. unsafe for human consumption) except for Losses solely caused by Distriubtee's modification of the Products.

8. Term and Termination. This Agreement will become effective on the Effective Date and will remain in force for a period of three years from the Effective Date, and thereafter shall automatically renew for additional two year periods, unless either party gives the other written notice of non–renewal, at least, 60 days prior to the scheduled termination date. Distributor shall provide Distributee with two warnings that Distributee has not placed the minimum amount of orders and/or payments provided for in Section 2 and Distributee shall have two three-month periods with which to catch up and be current with the purchases required in Section 2 and if Distributee is not then current, Distributor may terminate this Agreement.

9. Confidentiality. Distributee acknowledges that the Products contain valuable trade secrets of Distributor and other information proprietary to Distributor. Distributee shall: (i) keep confidential such trade secrets and proprietary information, including without limitation all information concerning ideas and formulas related to the Products (ii) disclose such information only to its employees, officers, directors, consultants and agents to the extent required to display, convey, distribute and sell the Products under the terms of this Agreement and (iii) bind its employees, officers, directors, consultants, agents and other third parties in writing to maintain the confidentiality of such trade secrets and proprietary information and not use or disclose such information except as permitted in this Agreement.

10. Disclaimer of Warranties. THE PRODUCTS ARE PROVIDED "AS IS" –ALCOHOL INFUSED ICE CREAM AND POPSICLES-WITHOUT ANY WARRANTY OF ANY KIND INCLUDING. WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. DISTRIBUTEE ACKNOWLEDGES AND AGREES THAT THE PRODUCTS CONTAIN ALCOHOL AND ANY ADVERTISING CREATED BY DISTRIBUTEE FOR DISTRIBUTION TO THE PUBLIC WILL SO ACKNOWLEDGE THAT THE PRODUCTS CONTAIN ALCOHOL. DISTRIBUTEE ACKNOWLEDGES AND AGREES THAT DISTRIBUTOR IS NOT RESPONSIBLE FOR AND WILL HAVE NO LIABILITY FOR OTHER ITEMS OR ANY SERVICES PROVIDED BY ANY PERSONS OTHER THAN DISTRIBUTOR. NOTWITHSTANDING THE FOREGOING, DISTRIBUTOR WARRANTS TO DISTRIBUTEE THAT THE PRODUCTS MEET THE SPECIFICATIONS SET FORTH ON THE PACKAGING MATERIAL OF THE PRODUCTS, AND DISTRIBUTOR FURTHER WARRANTS THAT THE PRODUCTS ARE NOT CONTAMINATED IN ANY MANNER AND ARE SAFE FOR HUMAN CONSUMPTION.

11. Compliance with Laws. Distributee shall be solely responsible for complying with all applicable laws, statutes, rules, regulations and ordinances of the Territories in which Distributee uses the Products and shall indemnify Distributor for any claims, damages or costs arising from any claim related to or arising from violation of such laws, statutes, rules, regulations or ordinances by Distributee in the Territories in relation to the Products or this Agreement. If Distributee receives any notice or becomes aware of any violation of any law, statute, rule, regulation or ordinance of the Territory by the Products, or any of them, or the use thereof, Distributee shall promptly notify Distributor of such notice or violation. Distributor may, in its sole and absolute discretion, refuse to sell Products to Distributee for resale into such Territory until such violation, or alleged violation, is resolved to Distributor's absolute and complete satisfaction. Notwithstanding the foregoing, if the alleged violation is that the Product and/or its packaging as supplied by Distributor is the cause of the alleged violation, then Distributor shall modify the Product and/or packaging to correct the alleged violation.

12. Export. Distributee represents, warrants and agrees that it will not, directly or indirectly, export, re-export or transmit the Products or any part thereof to any country in which such export, re-export or transmission is restricted by any

Signed: EH 6/18/2015

applicable U.S. regulation or statute, or to Cuba, North Korea, Iran, or Sudan or to any Group D:1 or E:2 country (or

any national of such country) specified in the current NOI to Part 740 of the U.S. Export Administration Regulations (or any successor regulations or supplement) without the prior written consent of both Distributor and, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. Distributee shall otherwise comply with all applicable export control laws of the United States and the Territory.

13. Independent Contractor. The parties hereby acknowledge that the Distributee is operating as an independent contractor, and is not, by this Agreement or otherwise, an employee or agent of the Distributor. The parties further acknowledge that the Distributee may not act as a representative of, or legally bind, the Distributor in any way and is solely responsible for its own compliance with the laws, rules and regulations of the United States, the Territories and all other government or regulatory bodies.

14. Notices. All notices given hereunder shall be in writing and shall be served personally, or shall be deposited with a nationally recognized commercial courier service with earliest normal international delivery charges prepaid. Notices shall be deemed to be received upon the earlier of actual receipt or seven business days following deposit in the manner required above with a commercial courier service. Notices shall be directed to the addresses set forth under their signature below (notices to individuals may be made to their respective affiliated corporate offices). Any party to this Agreement may change its, his or her address for notice purposes by giving notice to the other parties in accordance with this Section 14, provided that the address change shall not be effective until seven business (7) days after notice of the change.

15. Insurance. Distributee shall procure, prior to the Effective Date and maintain in full force and effect during the term of this Agreement an insurance policy or policies protecting Distributee and Distributor, and their officers, directors, employees and agents, against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring upon or in connection with the activities expected to occur pursuant to this Agreement, as well as insurance to protect against risks such as comprehensive general liability, business interruption insurance, vandalism, fire, flood, earthquake, pollution liability, theft and such other risks as Distributor may reasonably require. Distributor shall procure, prior to the Effective Date and maintain in full force and effect during the term of this Agreement an insurance policy or policies protecting Distributee (as an additional named insured) and Distributor, and their officers, directors, employees and agents, against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring upon or in connection with any defects(alleged and/or actual) in the Products or their packaging which causes injury to persons or property. Each such policy shall be written by a responsible insurance company which is qualified to sell such insurance in the country in which the business activity is located , is satisfactory to Distributor and is rated A or better by A.M. Best (or would be so rated if it were rated by A.M. Best) rating service or a comparable rating service.

16. Miscellaneous. A party's failure to exercise or its delay in exercising any rights hereunder will not be deemed to be a waiver of such right. If any provision of this Agreement shall be held by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws or choice of law provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods

17. Confidential Information

Distributee irrevocably submits to the jurisdiction of any state or federal court sitting in Los Angeles County, California, United States of America, and consents to venue in such forum with respect to any action or proceeding that relates to this Agreement. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized officer of Distributor and Distributee. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit

Signed: EH 6/18/2015

or affect any of the provisions hereof. Distributee may not assign, transfer or hypothecate its rights or obligations under this Agreement to any third party, including, without limitation, its duties and obligations to distribute the Products in the Territories, without the express written consent of the Distributor, which consent may not be unreasonably withheld ; provided; however, that Distributee may assign its rights and obligations under this Agreement to an affiliate of the

Distributee with the express written consent of the Distributor, which consent shall not be unreasonably withheld. The provisions of Sections 3-5 and 7-01 and 13-14 and this Section 17 shall survive termination of this Agreement. This Agreement is in the English language only, which language shall be controlling and any revision of this Agreement in any other language shall not be binding. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement; provided, however, that if Distributee has manually executed (or in the future manually executes) another agreement with Distributor governing Distributee's right to display, convey, sell and distribute the Products, or any of the Products, then to the extent that such other agreement contains terms and conditions additional to or in conflict with the terms and conditions hereof, such other agreement will prevail. In witness whereof, the parties hereto have executed this Agreement as of the Effective Date.

International Production Impex Corporation

By:____________________

6-18/2015

Eddie Holman

Signed: EH 6/18/2015

By____________________

Name Eddie Holman

Title

EXHIBIT A

Page 5

Confidential Information

Description of Products: The alcohol infused ice cream and Ice Pop frozen dessert products that are the subject of this Agreement and are also sold as is. All products are protected by the Distributor's proprietary formula and formulations include the following:

.

Agreed Use: The Products may be displayed, conveyed, distributed and sold in the following countries and territories (the "Territories") by the Distributee: Cuba, If and when trade with Cuba is permissible, Cayman Islands, Slovenia all in accordance with this agreement including this Exhibit A.

Signed: EH 6/18/2015
amend page 5
agreed use: to include
Croatia, and Serbia.

EXHIBIT A
(DESCRIPTION OF PRODUCTS)

Signed: EH 6/18/2015 amend Exhibit A to include price sheet: "SnoBar THE ORIGINAL FROZEN COCKTAIL (1.75l ICE CREAM-6C/S, 375ml ICE CREAM-8/CS, 100ml ICE CREAM-12/CS, 100ml ICE POP-12/CS, 50ml ICE POPS-12/CS These prices are FOB LOS ANGELES CALIFORNIA and may vary depending on market conditions